UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

Navient Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36228	42-4701395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13865 Sunrise Valley Drive Herndon, Virginia	20171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 302 283-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NAVI	The NASDAQ Global Select Market
6% Senior Notes due December 15, 2043	JSM	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 21, 2026, Navient Corporation (the “Company”) announced plans to implement a new holding company pursuant to an internal reorganization (the “Reorganization”) during the fourth quarter of 2026 by executing a tax-free merger of the Company with and into Relay Merger Sub LLC (“Merger Sub”), a subsidiary of Navient Holdings, Inc. (“Navient Holdings”), with Merger Sub continuing as the surviving entity with the name Navient LLC.

As a result of the Reorganization, Navient Holdings is expected to become the new holding company of Navient LLC and E Parent, Inc. The Company’s common stock would be exchanged on a one-for-one basis for Navient Holdings’ common stock, and Navient Holdings’ common stock would continue to trade under the symbol “NAVI” on the Nasdaq Global Select Market. Accordingly, upon consummation of the Reorganization, the Company’s stockholders immediately prior to the consummation of the Reorganization would become stockholders of Navient Holdings. The stockholders of the Company would not recognize gain or loss for U.S. federal income tax purposes upon the conversion of their shares of common stock of the Company for shares of common stock of Navient Holdings.  Upon the completion of the reorganization, Navient LLC will assume the obligations of the listed notes currently held at the Company and continue to be a reporting company.

The Reorganization will be conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, which permits an internal reorganization to implement a holding company without a vote of the stockholders of the constituent corporation. Immediately after consummation of the Reorganization, Navient Holdings would have, on a consolidated basis, the same directors, assets, businesses and operations as the Company had immediately prior to the consummation of the Reorganization. The directors of the Company and their committee memberships and titles would be the same as the directors of the Company immediately prior to the Reorganization. The executive officers and officers of Navient Holdings would be the same as the executive officers and officers, respectively, of the Company immediately prior to the Reorganization.

The Company may determine not to implement the Reorganization, or the completion of the Reorganization could be delayed beyond the currently anticipated timeframe, including due to factors beyond the Company’s control.

Item 7.01	Regulation FD Disclosure.

On October 21, 2026, the Company issued a press release announcing the Reorganization (as defined above) and an accompanying investor presentation including additional information related to the planned Reorganization. A copy of the press release and the investor presentation are furnished as Exhibits 99.1 and 99.2, respectively, hereto and are incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, without limitation, statements regarding the Reorganization and other risks and uncertainties contained in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s most recently filed Annual Report on Form 10-K. By their nature, forward-looking statements address matters that are subject to risks and uncertainties.

These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 21, 2026.

99.2	Investor Presentation, dated October 21, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Dated: October 21, 2026	/s/ Matthew Sheldon
Matthew Sheldon, Senior Vice President & General Counsel